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FOR IMMEDIATE RELEASE:

ADMIRAL THOMAS B. FARGO, (RET.) APPOINTED TO
ALEXANDER & BALDWIN’S BOARD OF DIRECTORS

Appointment Enhances Board’s Maritime Expertise

Honolulu (December 1, 2011) – Alexander & Baldwin, Inc. (NYSE:ALEX) today announced that retired four-star Admiral, Thomas B. Fargo, has been appointed to the A&B board of directors, bringing with him extensive maritime and leadership expertise. “We are very pleased to welcome Tom to A&B's board,” said Walter A. Dods, A&B Chairman. “His experiences as leader of the U.S. Pacific Command and U.S. Pacific Fleet, the world’s largest fleet command; in the private sector as CEO and board member of a variety of companies and organizations; and his deep commitment to the Hawaii community will benefit future board deliberations.”
Fargo, 63, completed his military career as the twentieth officer to hold the position of Commander of the U.S. Pacific Command. As the senior U.S. military official in East Asia, the Pacific and Indian Ocean areas, he directed the joint operations of the Army, Navy, Marine Corps and Air Force across 100 million square miles. The Pacific Command consists of approximately 180 ships, nearly 2,000 aircraft and 300,000 military and civilians.
Admiral Fargo transitioned to corporate leadership in March 2005, as President of Trex Enterprises, a privately held high technology company. In April 2008, he became a Managing Director of J.F. Lehman and Co., with principal responsibilities as President and CEO of HSF Holdings/Hawaii Superferry. He currently holds the John M. Shalikashvili Chair in National Security Studies at the National Bureau of Asian Research.
Admiral Fargo is the Chairman of the Board of Directors of Huntington Ingalls Industries (NYSE:HII), America’s largest military shipbuilder, and also serves on the Boards of the United States Automobile Association, Hawaiian Electric Industries (NYSE:HE), and various smaller private equity and venture capital portfolio companies. His previous service included the Boards of Northrop Grumman Corporation (NYSE:NOC) and Hawaiian Airlines (NASDAQ:HA). As a resident of Hawaii, Fargo is active in the local community, serving on the Boards of Directors for the Japan-America Society of Hawaii, the Friends of Hawaii Charities, and the Iolani School Board of Governors.
“I look forward to working closely with Admiral Fargo as we look for new opportunities to strengthen our ocean transportation business,” added Stanley M. Kuriyama, A&B president, chief executive officer and board member. “His extensive experience with maritime operations and the military, combined with his leadership and strategic skills and active involvement in the local community make him an excellent fit for the A&B Board.”
Fargo becomes the tenth member of the A&B board, eight of whom, including Fargo, are residents of Hawaii. He also will serve on the board of A&B's subsidiary, Matson Navigation Company, Inc.
Born in San Diego, CA, he attended high school in Coronado, CA, and Sasebo, Japan. Admiral Fargo graduated from the United States Naval Academy in June 1970, and has additional Governance, Business and Financial training from Harvard and Stanford Universities. He is a 1989 recipient of the Vice Admiral James Bond Stockdale Award for Inspirational Leadership.

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Alexander & Baldwin, Inc. is headquartered in Honolulu, Hawaii and is engaged in ocean transportation and logistics services through its subsidiaries, Matson Navigation Company, Inc. and Matson Logistics, Inc.; in real estate through A&B Properties, Inc.; and in agribusiness through Hawaiian Commercial & Sugar Company. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com.

Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release. We do not undertake any obligation to update our forward-looking statements.